Exhibit 1

JOINT FILING AGREEMENT

The undersigned, Emerald Energy Fund I LP, EEF I Management LP, Emerald Partners I Ltd., Pascal Mahieux, John Bridle and Walter Locher,  hereby agree that the Schedule 13G with respect to the Common Stock, par value $0.01 per share, of Clean Diesel Technologies, Inc., dated as of October 22, 2010, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Dated: October 22, 2010	Emerald Energy Fund I LP
	By:	EEF I Management LP, its General Partner
	By:	Emerald Partners I Ltd., its General Partner

	By:	/s/ Tom Scott, Attorney-in-Fact

EEF I Management LP
	By:	Emerald Partners I Ltd., its General Partner

	By:	/s/ Tom Scott, Attorney-in-Fact

Emerald Partners I Ltd.

	By:	/s/ Tom Scott, Attorney-in-Fact

Pascal Mahieux

	By:	/s/ Tom Scott, Attorney-in-Fact

John Bridle

	By:	/s/ Tom Scott, Attorney-in-Fact

Walter Locher

	By:	/s/ Tom Scott, Attorney-in-Fact
__________________________

*	Signed pursuant to a Power of Attorney filed as Exhibit 2 to the Schedule 13G of which this Exhibit is a part.